Exhibit 99.1

Contact: Darren Daugherty Director, Investor Relations (281) 492-5370

Diamond Offshore Announces Fourth Quarter 2012 Results

HOUSTON, February 5, 2013 — Diamond Offshore Drilling, Inc. (NYSE: DO) today reported net income for the fourth quarter of 2012 of $156 million, or $1.12 per share on a diluted basis, compared with net income of $188 million, or $1.36 per share on a diluted basis, in the same period a year earlier. Revenues in the fourth quarter of 2012 were $751 million, compared with revenues of $748 million in the prior-year quarter.

During the fourth quarter, the Company reclassified its four cold-stacked rigs as held for sale and recognized an after-tax impairment charge of $40.6 million, or $0.29 per share. These units are the semisubmersible rigs Ocean Epoch, Ocean New Era and Ocean Whittington and the jack-up rig Ocean Spartan.

The effective tax rate for the quarter was 15.9 percent, compared with 7.4 percent in the fourth quarter of 2011. Lower tax expense in the prior-year quarter was driven by a reduction of the Company’s liability for uncertain tax positions. The full-year 2012 effective tax rate was 21.5 percent versus the prior-year effective tax rate of 18.4 percent.

For the full-year 2012, the Company reported net income of $720 million, or $5.18 per share on a diluted basis, compared with net income of $963 million, or $6.92 per share on a diluted basis, in 2011. Revenues for the full-year 2012 were $2.987 billion, compared with $3.322 billion in 2011.

“Our results for the fourth quarter and full year reflect our continuing efforts to manage operating costs across the fleet,” said Larry Dickerson, President and Chief Executive Officer of Diamond Offshore. “While there is some cost inflation pressure in our industry, we remain focused on controlling and reducing expenses.”

The Company announced that the Ocean Patriot was awarded a three-year contract in the North Sea at a rate of $400,500 per day, which is expected to generate maximum total revenue of approximately $439 million. After completing its current contracts in Southeast Asia, the rig will undergo required North Sea enhancements at a total estimated cost of approximately $120 million. Following these upgrades and subsequent mobilization to the North Sea, the rig is expected to commence work early in the second quarter of 2014.

“The opportunity to upgrade the Ocean Patriot to work for our customer Shell in the North Sea demonstrates the ongoing strength in that market,” said Larry Dickerson. “This project is consistent with Diamond Offshore’s long-term strategy of investing in our fleet at attractive capital costs.”

Capital expenditures for the six rigs currently under construction totaled $499 million in full-year 2012, excluding capitalized interest. To complete these projects, the Company estimates that remaining capital expenditures, excluding capitalized interest, will be $1.3 billion in 2013 and $1.1 billion in 2014.

CONFERENCE CALL

Diamond Offshore will host a conference call to discuss fourth quarter results on Tuesday, February 5, 2013 beginning at 9:00 a.m. CST. A live webcast of the call will be available online on the Company’s website, www.diamondoffshore.com. Those interested in participating in the question and answer session should dial 800-247-9979, or 973-321-1100 for international callers. The conference ID number is 86787795. An online replay will also be available on www.diamondoffshore.com following the call.

ABOUT DIAMOND OFFSHORE

Diamond Offshore provides contract drilling services to the energy industry and is a leader in deepwater drilling. Diamond Offshore’s fleet of offshore drilling rigs consists of 30 semisubmersibles, seven jack-ups and one drillship, in addition to four ultra-deepwater drillships and two deepwater semisubmersibles currently under construction. For additional information and access to SEC filings, please visit the Company’s website at www.diamondoffshore.com. Diamond Offshore is a 50.4% owned subsidiary of Loews Corporation (NYSE: L).

FORWARD-LOOKING STATEMENTS

Maximum contract revenue as stated above assumes 100% rig utilization. Generally, rig utilization rates approach 92-98% during contracted periods; however, utilization rates can be adversely impacted by additional downtime due to unscheduled repairs, maintenance and weather. Additional information on Diamond Offshore Drilling, Inc. (“the Company”) and access to the Company’s SEC filings is available on the Internet at www.diamondoffshore.com.

Statements contained in this press release that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Such statements include, but are not limited to, statements concerning future revenues and backlog, future performance under contract awards and extensions, future operating costs and expenses, future operations and dayrates, future financial condition, market outlook and future market conditions, future rig construction and upgrades and expected expenditures therefor, and future contracting opportunities. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this press release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website at www.diamondoffshore.com. These factors include, among others, general economic and business conditions, contract cancellations, customer bankruptcy, operating risks, casualty losses, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond the Company’s control. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

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DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenues:
Contract drilling	$740,623	$734,283	$2,936,066	$3,254,313
Revenues related to reimbursable expenses	9,914	14,074	50,442	68,106

Total revenues	750,537	748,357	2,986,508	3,322,419

Operating expenses:
Contract drilling, excluding depreciation	377,589	406,763	1,537,224	1,548,502
Reimbursable expenses	9,427	13,609	48,778	66,052
Depreciation	92,844	95,089	392,913	398,612
General and administrative	14,837	16,334	64,640	65,310
Impairment of assets	62,437	—	62,437	—
Bad debt recovery	—	(1,300)	(1,018)	(6,713)
Gain on disposition of assets	(1,559)	(414)	(80,844)	(4,758)

Total operating expenses	555,575	530,081	2,024,130	2,067,005

Operating income	194,962	218,276	962,378	1,255,414

Other income (expense):
Interest income	858	3,103	4,910	6,668
Interest expense	(9,436)	(12,993)	(46,216)	(73,137)
Foreign currency transaction gain (loss)	(1,118)	(3,985)	(1,999)	(8,588)
Other, net	(225)	(854)	(992)	(1,086)

Income before income tax expense	185,041	203,547	918,081	1,179,271

Income tax expense	(29,380)	(15,057)	(197,604)	(216,729)

Net Income	$155,661	$188,490	$720,477	$962,542

Income per share:
Basic	$1.12	$1.36	$5.18	$6.92

Diluted	$1.12	$1.36	$5.18	$6.92

Weighted average shares outstanding:
Shares of common stock	139,031	139,027	139,029	139,027
Dilutive potential shares of common stock	31	9	19	11

Total weighted average shares outstanding	139,062	139,036	139,048	139,038

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended
	Dec 31,	Sep 30,	Dec 31,
	2012	2012	2011
REVENUES
Floaters:
Ultra-Deepwater	$229,560	$195,574	$189,148
Deepwater	145,310	163,816	190,615
Mid-water	326,520	319,491	312,256

Total Floaters	701,390	678,881	692,019
Jack-ups	39,233	35,146	42,264

Total Contract Drilling Revenue	$740,623	$714,027	$734,283

Revenues Related to Reimbursable Expenses	$9,914	$15,114	$14,074

CONTRACT DRILLING EXPENSE
Floaters:
Ultra-Deepwater	$135,837	$132,705	$132,187
Deepwater	67,772	58,029	52,843
Mid-water	143,124	135,935	169,481

Total Floaters	346,733	326,669	354,511
Jack-ups	21,582	24,245	45,597
Other	9,274	6,367	6,655

Total Contract Drilling Expense	$377,589	$357,281	$406,763

Reimbursable Expenses	$9,427	$14,563	$13,609

OPERATING INCOME
Floaters:
Ultra-Deepwater	$93,723	$62,869	$56,961
Deepwater	77,538	105,787	137,772
Mid-water	183,396	183,556	142,775

Total Floaters	354,657	352,212	337,508
Jack-ups	17,651	10,901	(3,333)
Other	(9,274)	(6,367)	(6,655)
Reimbursable expenses, net	487	551	465
Depreciation	(92,844)	(99,207)	(95,089)
General and administrative expense	(14,837)	(13,476)	(16,334)
Impairment of assets	(62,437)	—	—
Bad debt recovery	—	—	1,300
Gain on disposition of assets	1,559	208	414

Total Operating Income	$194,962	$244,822	$218,276

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	December 31,
	2012	2011
ASSETS

Current assets:
Cash and cash equivalents	$335,432	$333,765

Marketable securities	1,150,158	902,414

Accounts receivable, net of allowance for bad debts	499,660	563,934

Prepaid expenses and other current assets	136,099	192,570

Assets held for sale	11,594	—

Total current assets	2,132,943	1,992,683

Drilling and other property and equipment, net of accumulated depreciation	4,864,972	4,667,469

Other assets	237,371	304,005

Total assets	$7,235,286	$6,964,157

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$485,546	$427,291

Long-term debt	1,496,066	1,495,823

Deferred tax liability	490,946	536,815

Other liabilities	186,334	171,165

Stockholders’ equity	4,576,394	4,333,063

Total liabilities and stockholders’ equity	$7,235,286	$6,964,157

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

AVERAGE DAYRATES AND UTILIZATION

(Dayrate in thousands)

	Fourth Quarter		Third Quarter		Fourth Quarter
	2012		2012		2011
	Dayrate	Utilization	Dayrate	Utilization	Dayrate	Utilization
Ultra-Deepwater Floaters	$348	89%	$354	75%	$356	70%
Deepwater Floaters	$372	85%	$373	95%	$422	97%
Mid-Water Floaters	$268	70%	$258	71%	$271	60%
Jack-Ups	$85	71%	$98	56%	$79	36%